Exhibit 99.1

         March 14, 2012

Contact:	Stephen P. Theobald
Executive Vice President and Chief Financial Officer
(757) 217-3634

THE BANK OF HAMPTON ROADS ANNOUNCES TERMINATION OF BRANCH SALE AGREEMENT WITH THE EAST CAROLINA BANK

Bank Will Retain Plymouth Branch and Seek Alternative Buyers For Five Branches

Norfolk, Virginia, March 14, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced the mutual termination of an agreement dated July 14, 2011 between BHR and The East Carolina Bank, the wholly-owned subsidiary of ECB Bancorp. Inc. (NYSE Amex: ECBE) (“ECB”), under which ECB was to purchase all deposits and selected assets associated with seven Gateway Bank branches in North Carolina.  The branches included in the agreement were Preston Corners, Plymouth, Roper, Chapel Hill, Falls of Neuse, Lake Boone and Wilmington.

BHR has initiated a process to seek an alternative buyer or buyers for the Preston Corners, Chapel Hill, Falls of Neuse, Lake Boone and Wilmington branches.  In the interim, these branches will maintain full operations.

Under the terms of the original agreement with ECB, BHR planned to close the Roper branch and consolidate its accounts into the Plymouth branch.  BHR has received regulatory approval from the Federal Reserve Bank of Richmond to proceed with this branch consolidation and expects to complete the account transfers and close the Roper branch by April 13, 2012.  With the termination of the agreement with ECB, BHR plans to retain ownership of the Plymouth branch.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the Company’s plans for the branches impacted by the termination of the agreement.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates banking offices in

Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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